UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Loan Agreement with First Hawaiian Bank

On October 2, 2008, Hoku Scientific, Inc. (“Hoku”) and First Hawaiian Bank entered into a Disbursement Request and Authorization; Promissory Note; and Assignment of Deposit Account (collectively, the “Loan Agreement”). The aggregate principal amount loaned to Hoku under the Loan Agreement is $5.0 million, and is secured by a security interest in certain collateral owned by Hoku. The principal amount of the loan, as well as all outstanding interest, is due on January 1, 2009. In addition, Hoku is obligated to make regular monthly interest payments beginning on November 1, 2008. The interest rate will be First Hawaiian Bank’s Prime Interest Rate, which is subject to change from time to time, and which is currently 5.00%.

Hoku plans to use the proceeds from the Loan Agreement to finance expenses related to its polysilicon production facility in Idaho.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.80.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.80	Loan Agreement between Hoku Scientific, Inc. and First Hawaiian Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 8, 2008

Hoku Scientific, Inc.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.80	Loan Agreement between Hoku Scientific, Inc. and First Hawaiian Bank